    As filed with the Securities and Exchange Commission on July 31, 1998

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                -----------------

                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
             (Exact Name of Registrant as Specified in Its Charter)

            Bermuda                                     Not Applicable
-------------------------------              ----------------------------------
(State or Other Jurisdiction of              (I.R.S Employer Identification No.)
Incorporation or Organization)

                                 Clarendon House
                                  Church Street
                             Hamilton HM CX, Bermuda
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                               -------------------

         Central European Media Enterprises Ltd. 1995 Stock Option Plan
          Central European Media Enterprises Ltd. Director, Officer and
                      Senior Executive Co-Investment Plan
                            (Full Title of the Plan)

                               -------------------

Michel Delloye                                          Copy to:
Chief Executive Officer                                 Robert L. Kohl, Esq.
Central European Media Enterprises Ltd.                 David H. Landau, Esq.
c/o CME Development Corporation                         Rosenman & Colin LLP
18 D'Arblay Street                                      575 Madison Avenue
London W1V 3FP England                                  New York, New York 10022
(Name and Address of Agent For Service)                 (212) 940-8800

44-171-292-7900
(Telephone Number, Including Area Code,
of Agent For Service)

                                                 CALCULATION OF REGISTRATION FEE
========================================================================================================================

                                                          Proposed                   Proposed
         Title Of                                          Maximum                    Maximum
        Securities                 Amount                 Offering                   Aggregate               Amount Of
          To Be                     To Be                 Price Per                  Offering               Registration
        Registered              Registered(1)             Share(2)                   Price(2)                  Fee(2)
------------------------------------------------------------------------------------------------------------------------

Class A Common Stock,
  par value $0.01
  per share......                 2,200,000                $20.50                   $45,100,000               $13,305
========================================================================================================================

(1) Consists of 2,000,000 shares to be issued upon exercise of options under the Registrant's 1995 Stock Option Plan, as amended, and 200,000 shares to be issued under the Registrant's Director, Officer and Senior Executive Co-Investment Plan. There are also registered such indeterminate number of additional shares as may become available for sale pursuant to anti-dilution provisions of such plans and options thereunder.

(2) Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Class A Common Stock as quoted on The NASDAQ Stock Market's National Market System on July 27, 1998.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Central European Media Enterprises Ltd. (the "Registrant") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Registrant with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1997;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998; and

                  (c) The information in respect of the Registrant's Class A Common Stock (the "Class A Common Stock"), par value $.01 per share, under the caption "Item 1. Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, dated September 14, 1994.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Nicolas G. Trollope, Vice President, Secretary and a director of the Registrant, is a partner in the law firm of Conyers Dill & Pearman, Hamilton, Bermuda, which serves as the Registrant's Bermuda counsel. As of July 15, 1998, Mr. Trollope beneficially owned 1,700 shares of Class A Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Bermuda law and the Registrant's Memorandum of Association and Bye-laws, the directors, officers, liquidators and auditors of the Registrant and their heirs, executors and administrators are indemnified and held harmless out of the assets of the Registrant from and against all actions, costs, charges, losses and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects of defaults of the others or them or for joining in any receipts for the sake of conformity or for any loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that they are not entitled to indemnification in respect of any willful negligence, willful default, fraud or dishonesty which may attach to them.

         The Registrant carries a Directors and Officers Liability Insurance policy with Gulf Insurance Group and excess policies with Reliance National and Starr Excess. Collectively, these policies provide an aggregate of $50,000,000 in coverage for claims brought during the one-year period commencing July 11, 1998. The policies cover the directors and officers of the Registrant, its more than 50%-owned subsidiaries and specified affiliates over which the Registrant exercises a significant degree of control. The insurers will pay all costs subject to the maximum amount of the policies as a result of any actual or alleged act, error, omission, misstatement, misleading statement, breach of warranty of authority or breach of duty by a covered person in such person's capacity as a director or officer. There is no coverage for any dishonest or fraudulent act or omission or any willful violation of any statute, rule or law or acts resulting in unlawful personal gain.

ITEM 8.  EXHIBITS

   Exhibit No.    Description

           4.01 - Specimen Certificate for Class A Common Stock (incorporated by reference to Exhibit 4.01 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-80344), filed August 19, 1994).

          *5.01 -     Opinion of Conyers, Dill & Pearman.

         *23.01 -     Consent of Arthur Andersen & Co. (included on page II-5).

         *23.02 -     Consent of Conyers, Dill & Pearman (included in
                      Exhibit 5.01).

         *24.01 -     Power of Attorney (included on Page II-4).

---------------------------
*  Filed herewith

ITEM 9.  UNDERTAKINGS

         1. The undersigned Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution of the securities being registered hereby not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on this 31st day of July, 1998.

                                   CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                                   By:       /s/ Michel Delloye
                                      ------------------------------------------
                                                 Michel Delloye
                                      President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the undersigned hereby constitutes and appoints Michel Delloye and John A. Schwallie, and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


               Signature                                      Title                                      Date
               ---------                                      -----                                      ----
         /s/  Ronald S. Lauder                       Nonexecutive Chairman of the Board             July 31, 1998
--------------------------------------------         of Directors
         Ronald S. Lauder

         /s/ Michel Delloye                          President, Chief Executive                     July 31, 1998
--------------------------------------------         Officer and Director
         Michel Delloye                              (Principal Executive
                                                     Officer)

         /s/ John A. Schwallie                       Vice President-Finance and                     July 31, 1998
--------------------------------------------         Chief Financial Officer
         John A. Schwallie                           (Principal Financial
                                                     Officer and Principal
                                                     Accounting Officer)

         /s/ Nicolas G. Trollope                     Vice President, Secretary and Director         July 31, 1998
--------------------------------------------
         Nicolas G. Trollope

         /s/ Peter R. Goldscheider                   Director                                       July 31, 1998
--------------------------------------------
         Peter R. Goldscheider

         /s/ Robert A. Rayne                         Director                                       July 31, 1998
--------------------------------------------
         Robert A. Rayne

         /s/ Herbert S. Schlosser                    Director                                       July 31, 1998
--------------------------------------------
         Herbert S. Schlosser

         /s/ Robert R. Grusky                        Director and Authorized                        July 31, 1998
--------------------------------------------         U.S. Representative
         Robert R. Grusky

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated March 30, 1998, March 5, 1997, March 13, 1997 and March 4, 1996 (except for the matters discussed in Note 3, as to which the date is March 5, 1997) included in the filing on Form 10-K of Central European Media Enterprises Ltd. for the year ended December 31, 1997 and to all references to our Firm included in this registration statement on Form S-8.

                                                ARTHUR ANDERSEN & CO

                                                /s/ ARTHUR ANDERSEN & CO
Hamilton, Bermuda
July 31, 1998

                                  EXHIBIT INDEX

                                                                                    Sequential
Document                           Description                                      Page Number
--------                           -----------                                      -----------
      4.01 -   Specimen Certificate for Class A Common Stock (incorporated by reference to Exhibit 4.01 to Amendment No. 1 to the Registrant's
               Registration Statement on Form S-1 (Registration No. 33-80344),
               filed August 19, 1994).

      5.01 -   Opinion of Conyers, Dill & Pearman.

     23.01 -   Consent of Arthur Andersen & Co. (included on page II-5).

     23.02 -   Consent of Conyers, Dill & Pearman (included in  Exhibit 5.01).

     24.01 -   Power of Attorney (included on Page II-4).